Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-70878, No. 33-94350, No. 333-05737, No. 333-24577,
No. 333-37733 and No. 333-20029) of Watson Pharmaceuticals, Inc. of our report dated February 2, 1998, except as to Note 2, which is as of February 27, 1998 appearing on page F-2 of this Form 10-K.


PRICE WATERHOUSE LLP

Costa Mesa, California
March 12, 1998